Exhibit 10.8
________________________________________________________________________________


                        AUSTRALIAN OIL & GAS CORPORATION
                         (incorporated in Delaware, USA)
                                 ("the Company")






                                       and





                             ERNEST GEOFFREY ALBERS
                                ("the Director")






________________________________________________________________________________

                          DEED WITH RESPECT TO TERMS OF
                    RE-APPOINTMENT AS CHAIRMAN OF DIRECTORS,
                  AND AS CHIEF EXECUTIVE OFFICER OF THE COMPANY
________________________________________________________________________________









________________________________________________________________________________

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THIS DEED is made the 17th  day of February 2009

BETWEEN AUSTRALIAN OIL & GAS CORPORATION a company incorporated in Delaware and having its head office at 21st Floor, 500 Collins Street, Melbourne, Victoria 3000 ("the Company" or "AOGC")

AND ERNEST GEOFFREY ALBERS of "Great Missenden", 330 Landscape Road, Tallarook, Victoria,
                  Australia ("the Director")

WHEREAS

A. The Director, a citizen and resident of Australia, has agreed to continue his appointment as the Chairman of Directors of the Company ("the Directorship Appointment") on the terms and conditions set out in this Deed. The Director accepted or is deemed to have accepted appointment as a Chairman of Directors of the Company on 6 August 2003.

B. The Director agrees to continue the appointments as President, Chief Executive Officer and Chief Financial Officer of the Company ("the Executive Officer Appointment") on the terms set out herein.

C. The Company accepts liability for the provision of all indemnities and other benefits due hereunder to the Director as if this Agreement had been executed on the Effective Date.

D. The Company and the Director desire to execute this Deed for the purpose of recording the terms upon which the Director has agreed to continue to maintain appointment both as a director and as an officer of the Company and the conditions subject to which such appointment shall continue.

NOW THIS DEED WITNESSETH as follows:

1.   INTERPRETATION

     "Act" means the Corporations Act 2001 (Australia).

     "Affiliate" means

     (i) a body corporate which at the relevant time is a direct or indirect subsidiary of the Company;

     (ii) a body corporate of which the Company is at the relevant time a direct or indirect subsidiary; or

     (iii) a body corporate which at the relevant time is a direct or indirect subsidiary of a body corporate of which the Company is a direct or indirect subsidiary.

     For the purposes hereof, `subsidiary' has the meaning specified in the Act.


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     "Appointment" means the Directorship Appointment and or Executive Officer
     Appointment.

     "Associate" means a body corporate which is owned as to 20% or more by the Company or any Affiliate of the Company.

     "Board" means all or some of the Directors of AOGC acting as a board of directors.

     "Code" means the General Corporation Law of the State of Delaware, USA.

     "Company" and or "AOGC" means Australian Oil & Gas Corporation (incorporated in Delaware, USA) and is deemed to include any Affiliate or Associate thereof where the context so permits.

     "Contract Remuneration" means the remuneration defined in clause 4.2 hereof.

     "Constitution" means the certificate of incorporation and by-laws of the Company.

     "Directorship Appointment" has the meaning set out in clause 2.1 hereof.

     "Directorship Remuneration" means the remuneration defined in clause 4.1 hereof.

     "Effective Date" is 6 August 2003.

     "emoluments" has the meaning given to it in the Act and, without limiting the generality thereof, includes the remuneration detailed in Clause 4, Clause 5, Clause 6.4 and the Clause 14.5.

     "Executive Officer Appointment" has the meaning set out in clause 2.2 hereof.

     "Fund" or "Albers Superannuation and Pension Fund" means the superannuation fund constituted by the Trust Deed dated 9 May 2007 made by 500 Custodian or any other fund nominated in substitution thereto by the Director.

     "Remuneration" means both the Directorship Remuneration and or the Contract Remuneration.

     "retirement", in relation to the Director, means the death of the Director or the vacation by the Director of the office of director of the Company.

     "Retirement Benefit" means any benefit payable upon the termination of an Appointment.

     "500 Custodian" means 500 Custodian Pty Ltd (ABN 95 234 365 446).

     "termination", in relation to Director, means:

     (a) removal from office in any of the circumstances referred to in Clause 14.1, or


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     (b)  removal from office in accordance with the Constitution of the
          Company.

     "Trust Deed" means the Deed Poll made by 500 Custodian in relation to the Fund and dated 9 May 2007.

     "Trustee" means 500 Custodian, unless otherwise nominated by the Director, in which event "Trustee" shall mean the Company nominated as such by the Director.

A reference to a statute, code or other law includes consolidations, amendment, re-enactments or replacements of any of them.

2.   APPOINTMENT

     2.1 During the period of four years from 1 January 2008 and ending on the retirement or termination of Appointment of the Director, the terms upon which and the conditions subject to which the Director's continued appointment as Chairman of Directors of the Company (the "Directorship Appointment") shall take place and the emoluments and benefits payable are those set forth in this Deed. During the period of the Directorship Appointment, the Company shall employ the Director and the Director shall serve the Company as a member of the Board and as its Chairman.

     2.2 It is agreed that all services are required to be performed by the Director solely within Australia and no service shall be deemed to have been performed or consideration received for such performance other than within Australia.

     2.3 During the four-year period effective from 1 January 2008 and ending on 31 December 2011 the Director shall accept the executive positions and responsibilities of President, Chief Executive Officer and Chief Financial Officer of the Company (the "Executive Officer Appointment"). During the period of the Executive Officer Appointment the Company shall employ the Director as its President, Chief Executive Officer and Chief Financial Officer on an as-and-when-needed basis, for a period not exceeding 400 hours per annum in 2008, 360 hours in 2009, 320 hours per annum in 2010 and 280 hours per annum in 2011.

     2.4 For all purposes relating to the laws of Australia the restricted stock share consideration agreed to be issued pursuant to Clause 4.2 shall have a value per Common Stock unit equal to the net assets of the Company as shown in the Form 10K for the prior full year ending 31 December.

3.   RESPONSIBILITY

     3.1  The Director shall:

          (a) assume and exercise the powers and perform the duties from time to time reasonably vested in or assigned to him as Chairman of Directors and as the President, Chief Executive Officer and Chief Financial Officer of the Company; and


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          (b)  well and faithfully serve the Company and its subsidiaries and use his best endeavours to promote their interests and welfare.

     3.2 It is acknowledged and hereby approved that the Director may on or after this date already be or become an executive or a director of companies in the petroleum exploration industry in Australia or elsewhere which has operations in competition with the Company. Unconditional consent is hereby given for participation by the Director in the management and directorate of such companies, at the total and absolute discretion of the Director.

4.   REMUNERATION

     4.1 The remuneration of the Director with respect to the Directorship Appointment ("Directorship Remuneration") shall be:

          (i) such annual amount or other amount to be established as the Director's fee as shall be determined from time to time by the Board;

          (ii) any contributions with respect to superannuation made pursuant to Clause 5.1;

          (iii) any payments made pursuant to Clause 6 with respect to the cost of personal directors and officers insurance (if any);

          (iv) any payment due on termination pursuant to Clause 14.5;

          (v)  any Retirement Benefits approved by the Board from time to time.

4.2 Reflecting that the Company's cash resources are limited, the Board and the Director have agreed to make and accept remuneration of the Director in relation to the provision of Executive Services pursuant to the Executive Officer Appointment ("Contract Remuneration") on the following basis:

     (i) by the Company issuing to the Director or, at the election of the Director, to the Trustee of the Fund, Common Stock in lieu of cash payments. Specifically, during the first quarter of 2009, the Company will issue 2,400,000 shares of Common Stock for his services in relation to the period from 1 January 2008 to 31 December 2008.

     (ii) by the Company issuing to the Director or, at the election of the Director, to the Trustee of the Fund, Common Stock in lieu of cash payments. Specifically, during the fourth quarter of 2009, the Company will issue 2,200,000 shares of Common Stock for his services in relation to the period from 1 January 2009 to 31 December 2009.


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     (iii) by the Company issuing to the Director or, at the election of the
          Director, to the Trustee of the Fund, Common Stock in lieu of cash payments. Specifically, during each the fourth quarter of 2010, the Company will issue 2,000,000 shares of Common Stock for his services in relation to the period from 1 January 2010 to 31 December 2010.

     (iv) by the Company issuing to the Director or, at the election of the Director, to the Trustee of the Fund, Common Stock in lieu of cash payments. Specifically, during the fourth quarter of 2011, the Company will issue 1,800,000 shares of Common Stock for his services in relation to the period from 1 January 2011 to 31 December 2011.

     (v) contributions with respect to superannuation are to be made pursuant to Clause 5.1;

     (vi) any payments made pursuant to Clause 6 with respect to the cost of personal directors and officers insurance (if any);

     4.3 Additional remuneration shall be provided to the Director by way of such incentives, payments, allowances, benefits, emoluments, grants and contributions in such manner as in herein provided and, failing such provisions, then as the Director and the Board determine from time to time.


5.   SUPERANNUATION

     5.1 The Company shall make superannuation contributions for the benefit of the Director, as may be determined by the Board, but being not being less than statutory rates applicable to the emoluments payable pursuant to this Deed in accordance with the laws of Australia. For the sake of clarity, it is agreed that the Contract Remuneration in Clause 4.2(i) is exclusive of superannuation.

     5.2 The Director hereby directs the Company to make such superannuation contributions (whether in full or in part) to the Trustee of the Fund.

     5.3 Superannuation contributions made to the Trustee of the Fund pursuant to this Deed are immediately and fully vested for the benefit of the Director.

     5.4 Lump sum or annuity payments by the Trustee to the Director out of the Fund with respect to any other superannuation, pension and retirement schemes to which the Director is or may become a member, shall be independent of any other benefits and amounts due to the Director pursuant to this Deed and the making and calculation of such benefits by the Trustee shall not be to the detriment of any other benefit due to the Director pursuant to this Deed.

6.   ACCESS INDEMNITY AND INSURANCE

     6.1  The Company shall, inter alia,


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          (a)  for a period of seven years, hold a complete set of company records (including board papers and correspondence between the Company and third parties);

          (b) allow the Director full and free access to the company records at all reasonable times;

     6.2 The Company hereby indemnifies the Director, to the maximum extent permitted by the Code, against liability incurred by the Director as an Officer and or director of the Company, or as an Officer or director of an Affiliate or Associate of the Company, other than liability to the Company or such related body corporate of the Company arising out of conduct involving a lack of good faith; and

     6.3 The Company shall cause each Affiliate and Associate to separately indemnify the Director, to the maximum extent permitted by the applicable Code or Act, against liability incurred by the Director as an Officer and or director of the Company, or as an Officer or director of an Affiliate or an Associate of the Company, other than liability to the Company, Affiliate or Associate arising out of conduct involving a lack of good faith; and

     6.4 The Company shall, as and when available to the Company, meet the cost of a personal directors and officers legal expenses insurance policy for an amount of not less than $5 million on terms and conditions usual for such insurance policies with respect to the Director throughout the period of his Appointment.

7.   OTHER PLANS

     The Director shall be and is eligible to participate in any Performance Plan, Directors and Officers Share Option Incentive Plan and Share Plan and Loan Scheme or any such similar compensation or incentive arrangement, as may be established from time to time by the Board.

8.   EXPENSES

     The Company shall reimburse the Director for all travelling, accommodation, hospitality and general expenses incurred by the Director in connection with the business of the Company and its subsidiaries and shall, in addition, reimburse the Director for costs of all meals, beverages, entertainment, hospitality and like expenses made or incurred in connection with business conducted on behalf of the Company.

9.   MEMBERSHIPS

     The Company shall meet the annual cost of the Directors membership of not more than two industry associations, at the election of the director.



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10.  CONFERENCES AND SYMPOSIUMS

     The Company shall meet all costs and reasonable entertainment expenses of the Director and his wife for attendance at Conferences or Symposiums relating to matters relevant to the Company's activities.

11.  HOME ENTERTAINMENT AND HOSPITALITY COSTS AND ALLOWANCE

     The Company will meet all costs up to a maximum of $2,000 per annum relating to the entertainment and hospitality extended to business associates and representatives or other companies or organisations with which the Company conducts business.

12.  TRAVEL AND ACCOMMODATION

     All travel and accommodation on behalf of the Company by the Director and his wife shall be on basis no less favourable to the Director than as follows:

         International Travel:                             Business Class
         Interstate Air travel                             (not more than 1 1/4
                                                           hours) - Economy
                                                           Class (more than
                                                           1 1/4 hours) -
                                                           Business Class
         Interstate/International Accommodation:           Five Star hotel.

13.  EXPENSES (FOOD AND BEVERAGE) DURING TRAVEL

     All food and beverages consumed and all costs of hospitality incurred by the Director and or his wife whilst on Company business during travel shall be met in full by the Company.

14.  TERMINATION

     14.1 The Company or the Board may terminate or take steps to terminate either Appointment of the Director should the Director:

          (a) becomes disqualified to act pursuant to the Code or pursuant to the Constitution; or

          (b) becomes incapacitated by illness or injury from performing his duties under this Deed for a continuous period of 12 months or any periods aggregating 12 months in any continuous period of 24 months;

          (c)  be in material breach of the terms of this Deed;

          (d) be convicted of any criminal offence which in the reasonable opinion of the Board brings the Board or the Company or any of its related bodies corporate into serious disrepute;

          (e) become bankrupt or make a composition or arrangement with his creditors generally or takes advantage of any statute for the relief of insolvent debtors; or


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          (f)  become of unsound mind or a person whose person or estate is liable to be dealt with under any law relating to mental health.

     14.2 Where the Company or the Board decides to terminate the Appointment for a reason specified in Clause 14.1, it shall do so by giving notice effective forthwith and paying all Remuneration accrued to the date of termination, but without prejudice to any other rights or remedies of either party under, or in respect of any breach of, this Deed.

     14.3 The Appointment shall be terminated upon the Director being removed from office by vote of shareholders pursuant to the Constitution.

     14.4 The Director's Appointment as Chairman of the Company may be terminated by the Board in accordance with its procedures.

     14.5 Upon termination of the Directorship Appointment in either of the circumstances referred to Clause 14.3 or in clause 14.4, the Director shall be paid by the Company, in addition to any payments due pursuant to this Deed, a lump sum equal to the last three years Directorship Remuneration.

     14.6 Upon termination of the Appointment, however and whenever occurring, the Director will be entitled to payment of Remuneration which he became entitled during or upon termination of the Appointment (including a pro rata entitlement for the period after the last anniversary of the commencement of the Appointment) but which he did not take prior to the termination of the Appointment, and to payment of all accrued Retirement Benefits and all accumulation thereto.

15.  RETIREMENT FROM DIRECTORSHIP APPOINTMENT

     15.1 The Director may retire from the Directorship Appointment in the manner specified in Clause 15.2 at any time, if the Director:

          (a) is requested to assume responsibilities or perform tasks not reasonably consistent with his position as Chairman of Directors of the Company; or is

          (b) required to consistently attend meetings of the Board out of Melbourne, Australia.

     15.2 Should the Director decide to retire from the Directorship Appointment for a reason specified in Clause 15.1, he shall do so by giving the Company three months previous written notice of his decision to terminate the Directorship Appointment setting out the reason for termination and the Directorship Appointment shall terminate on the expiry of the notice period. Upon such termination the Director shall be entitled a lump sum equal to one years Directorship Remuneration.


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     15.3 The Director may retire from the Directorship Appointment for any reason other than those specified in Clause 15.1 or retire from the Directorship Appointment without any prior notice of resignation and the Directorship Appointment shall end forthwith.

     15.4 Upon retirement from the Directorship Appointment, however and whenever occurring, the Director will be entitled to payment of Directorship Remuneration which he became entitled during the Directorship Appointment (including a pro rata entitlement for the period after the last anniversary of the commencement of the Directorship Appointment) but which he did not take prior to retirement from the Directorship Appointment.

16.  COVENANTS BY DIRECTOR

     16.1 The Director hereby covenants and undertakes that following the termination of the Appointment or retirement (however occurring) he will not represent himself as being in any way connected with or interested in the business of the Company or any related bodies corporate.

     16.2 The Director hereby covenants and undertakes that upon the termination of the Appointment or retirement (however occurring) that he will immediately deliver up to the Company all property belonging to the Company or any subsidiary which may be in his possession.

17.  PAYMENT OF OUTSTANDING AMOUNTS ON DEATH

     Upon the death of the Director, the Company shall pay all outstanding amounts due to the personal legal representative of the Director.

18.  VARIATION

     This Deed shall not be changed or modified in any way subsequent to its execution except in writing signed by the Company and the Director.

19.  PARTIAL INVALIDITY

     If any of the provisions of this Deed are found to be illegal, invalid or unenforceable then that illegality, invalidity or unenforceability shall not aversely affect the validity of any other provisions of this Deed to the intend that any illegal, invalid or unenforceable provision is to be treated as for all purpose severed from this Deed without effecting any remaining provisions.

20.  MISCELLANEOUS

     20.1 This Deed (and any dispute, controversy, proceedings or claim or whatever nature arising out of or in any relating to this Deed or its formation) shall be governed by and construed in accordance with laws of Victoria, Australia.


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     20.2 Each of the parties to this Deed irrevocably agrees that the Courts of
          Victoria or, where appropriate, the Courts of Australia who each shall have sole and exclusive jurisdiction to hear and decide any suit, action or proceedings, and/or to settle any disputes, which may arise out of or in connection with this Deed and, for these purposes, each party irrevocably submits to the non-exclusive jurisdiction of the Courts of Victoria or the Courts of Australia.

IN WITNESS WHEREOF the parties have executed this Deed on the date first above written.


Signed Sealed and Delivered by
ERNEST GEOFFREY ALBERS
in the presence of:                                 /s/ E.G. Albers
                                                    ---------------
                                                    E.G. Albers




Executed for and on behalf of          )
AUSTRALIAN OIL & GAS CORPORATION       )
by authority of the Board of Directors )
in the presence of:                                 /s/ M.A. Muzzin
                                                    ---------------
                                                    Director (M.A. Muzzin)


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